As filed with the Securities and Exchange Commission on July 14, 2000
                                               Registration No. 333-____________
================================================================================


                       Securities and Exchange Commission
                              Washington, DC. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                                  SKYMALL, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                               5961                       86-0651100
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)         Classification Code Number)     Identification Number)

                              1520 EAST PIMA STREET
                             PHOENIX, ARIZONA 85034
                                 (602) 254-9777
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                                ROBERT M. WORSLEY
                                    PRESIDENT
                                  SKYMALL, INC.
                              1520 EAST PIMA STREET
                             PHOENIX, ARIZONA 85034
                                 (602) 254-9777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                   Copies to:


Gregory R. Hall, Esq.                            Christine A. Aguilera, Esq.
Squire, Sanders & Dempsey L.L.P.                 Executive Vice President,
Two Renaissance Square                             General Manager, General
40 North Central Avenue, Suite 2700                Counsel and Secretary
Phoenix, Arizona 85004                           SkyMall, Inc.
602-528-4000                                     1520 East Pima Street
                                                 Phoenix, Arizona 85034
                                                 602-254-9777

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                      PROPOSED
                       PROPOSED         PROPOSED      MAXIMUM
      TITLE OF         MAXIMUM          MAXIMUM       AGGREGATE     AMOUNT OF
  SECURITIES TO BE   AMOUNT TO BE    OFFERING PRICE   OFFERING     REGISTRATION
     REGISTERED      REGISTERED(1)    PER SHARE(2)    PRICE(2)         FEE
  ----------------   -------------   --------------   ---------    ------------

  Common Stock         2,665,792        $2.1875      $5,831,420      $1,540
  $.001 par value

================================================================================

--------------

(1) Includes (i) up to 182,792 shares of common stock to be issued upon exercise of warrants and (ii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon exercise of the warrants by reason of stock splits, stock dividends and similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of common stock of SkyMall, Inc. as reported by the Nasdaq National Market on July 10, 2000.

Approximate date of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 14, 2000

PROSPECTUS

                                2,665,792 SHARES

                            SKYMALL, INC.COMMON STOCK

     We have issued 2,483,000 shares of our common stock and 166,313 warrants to purchase 166,313 shares of our common stock in a private placement completed on June 30, 2000. The private placement was completed pursuant to the terms of a Stock Purchase Agreement. Of such shares of common stock and warrants, 2,483,000 shares of common stock were issued to the investors in the private placement and 166,313 warrants were issued to the placement agents that assisted the Company in completing the private placement. Pursuant to the anti-dilution provisions of warrants previously issued by the Company to Shoreline Pacific, who acted as a placement agent in connection with a private placement conducted by the Company in 1999, as a result of the June 30, 2000 private placement, an additional 16,479 warrants to purchase 16,479 shares of common stock of the Company were issued to Shoreline. The investors and the placement agents (which we collectively refer to in this prospectus as the "selling shareholders") can use this prospectus to sell to other purchasers some or all of the shares of common stock received in the private placement and upon exercise of the warrants. Each selling shareholder may sell the common stock in ordinary broker's transactions, directly to market makers in our common stock, in private transactions or any of the other methods of distribution that are described in this prospectus under the section titled "Plan of Distribution."

     The selling shareholders will receive all of the amounts received upon any sale by them of the common stock, less any brokerage commissions or other expenses incurred by them. We will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we will receive up to $456,218.50 as payment of the warrant exercise price for the common stock underlying the warrants if all of the warrants are exercised. We are paying for the costs of registering the shares covered by this prospectus.

     The selling shareholders and the brokers or other third parties through whom the selling shareholders sell the common stock may be deemed "underwriters" as that term is defined in the Securities Act of 1933, as amended, for purposes of the resale of the shares of common stock offered in this prospectus.

     Our common stock is traded on the Nasdaq National Market under the symbol "SKYM." According to Nasdaq, on July 10, 2000, the last reported sale price for our common stock was $2.1875.

BEFORE PURCHASING ANY OF THE SHARES OF COMMON STOCK COVERED BY THIS PROSPECTUS, WE URGE YOU TO READ AND CAREFULLY CONSIDER THE RISK FACTORS DISCUSSED IN THIS PROSPECTUS, BEGINNING ON PAGE 10. YOU SHOULD BE PREPARED TO ACCEPT ALL OF THOSE RISKS, INCLUDING THE RISK THAT YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE
COMMON  STOCK,  AS  WELL  AS ANY  OTHER  RISKS  THAT  MAY BE  DISCUSSED  IN THIS
PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SALE OF THE COMMON STOCK OR DETERMINED THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

               The date of this Prospectus is _____________, 2000

YOU SHOULD ONLY RELY UPON THE INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT THAT IS DELIVERED TO YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION.

THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE SUCH AN OFFER IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE LATER THAN THE DATE OF SUCH DOCUMENT.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we have filed at the SEC's Public Reference Room located at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices located at World Trade Center, 13th Floor, New York, New York, 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-732-0330 for more information about the Public Reference Room facilities. Our SEC filings are also available to you free of charge at the SEC's website at HTTP://WWW.SEC.GOV.

     Copies of publicly available documents that we have filed with the SEC can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed a registration statement on Form S-3 with the SEC that covers the resale of the common stock offered under this prospectus. This prospectus is part of the registration statement; however, the prospectus does not include all of the information included in the registration statement and its exhibits. As a result, you should refer to the registration statement for additional information about us and the common stock offered under this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement are not necessarily complete and you should review the referenced document itself for a complete understanding of its terms.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFRENCE

     Some of the information that we are required to include in the registration statement has been "incorporated by reference." This means that we have disclosed information to you simply by referring you to documents other than the registration statement. The documents that have been incorporated by reference are an important part of the prospectus, and you should be sure to review that information in order to understand the nature of any investment by you in the common stock. In addition to previously filed documents that are incorporated by reference, documents that we file with the SEC after the date of this prospectus will automatically update the registration statement. The documents that we have previously filed and that are incorporated by reference include the following:

     o    Our Annual Report on Form 10-K for the fiscal year ended  December 31,
          1999;
     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;
     o    Our Current Report on Form 8-K filed January 3, 2000;
     o    Our Current Report on Form 8-K filed January 4, 2000;
     o    Our Current Report on Form 8-K filed March 2, 2000;
     o    Our Current Report on Form 8-K filed May 8, 2000;
     o    Our Current Report on Form 8-K filed June 30, 2000;
     o    Our Current Report on Form 8-K filed July 13, 2000;
     o Our Definitive Proxy Statement for our Special Meeting of Shareholders held on March 10, 2000;
     o Our Definitive Proxy Statement for our 2000 Annual Meeting of Shareholders dated June 9, 2000; and
     o    The  description  of our Common  stock  included  in our  Registration
          Statement  on  Form  8-A,  filed  October  31,  1996,   including  all
          amendments   or  reports   filed  for  the  purpose  of  updating  the
          description.

     All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the date that this offering of our common stock is terminated, will automatically be incorporated by reference into this prospectus. We will provide you with copies of any of the documents incorporated by reference, at no charge to you; however, we will not deliver copies of any exhibits to such documents unless the exhibit itself is specifically incorporated by reference. If you would like a copy of any document, please write or call us at:

                                  SKYMALL, INC.
                              1520 EAST PIMA STREET
                             PHOENIX, ARIZONA 85034
                              ATTN: GENERAL COUNSEL
                            TELEPHONE: (602) 254-9777

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY SHOULD BY READ BY YOU TOGETHER WITH THE MORE DETAILED INFORMATION INCLUDED IN OTHER SECTIONS OF THIS PROSPECTUS. IN ADDITION, YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER "RISK FACTORS" AT PAGE 10 OF THIS PROSPECTUS.

     Throughout this prospectus, we refer to SkyMall, Inc. and its subsidiaries as "us", "we", "our", "SkyMall" or the "Company".

                                   THE COMPANY

     Founded in 1989, SkyMall, Inc., a Nevada corporation, is an integrated specialty retailer that markets high-quality products and services through a number of unique channels and partnerships. The Company offers its products and services via various media, including the SkyMall in-flight print catalogs, workplace catalogs, multi-media CD-ROM and on the Internet at WWW.SKYMALL.COM, WWW.SKYMALLTRAVEL.COM, WWW.DURHAM.SKYMALL.COM and WWW.SKYDISC.COM SkyMall is best known for its in-flight catalog, which is available on more than 70% of all domestic airlines, reaching approximately 500 million domestic airline passengers annually. Through its skymall.com, inc. subsidiary, which operates the SKYMALL.COM(R) and SKYMALLTRAVEL.Com(R) Web sites, SkyMall offers an expanded selection of products and services to online shoppers and enables other companies to conduct electronic commerce using skymall.com's merchant solution. Through another subsidiary, Durham & Company, SkyMall offers high-quality logo merchandise via its catalogs, workplace initiatives and the DURHAM.SKYMALL.COM Web site. SkyMall's subsidiary, SkyMall Ventures, Inc., is responsible for the Company's broadband, new media and business-to-business custom loyalty initiatives. Through its subsidiary, SkyMall Media Ventures, Inc., the Company intends to develop interactive media content in cooperation with participants from numerous industries, including retail, entertainment and services, and intends to distribute optical media, including CDs, at no cost to the consumer, across SkyMall's distribution channels.

     Our principal executive offices are located at and our mailing address is 1520 East Pima Street, Phoenix, Arizona 85034. Our telephone number is (602) 254-9777.


                                 OUR OPERATIONS

     SkyMall    operates   two   distinct    segments,    which    include   its
business-to-consumer and business-to-business initiatives. The business-to-consumer segment provides retail merchandise service through the Company's in-flight catalogs placed in domestic and international airlines and through the Company's Web site. The business-to-business segment provides retail merchandise services, employee logo and corporate recognition merchandise and advertising media to other businesses through loyalty programs and catalogs, workplace catalogs, CD-ROM and the Company's Web site.

BUSINESS-TO-CONSUMER SEGMENT

OVERVIEW

     SkyMall is a "one-stop" shopping source for customers who may purchase a variety of merchandise from many different well-known merchants in a single transaction. Although most of the merchandise offered by SkyMall, both in its print catalogs and on its SKYMALL.COM Web site, is available from other catalog and retail companies, each of these companies typically has its own policies for shipping and handling charges, merchandise returns, sales taxes and price guarantees, as well as its own Web site. In addition, each company typically has different customer service hours and credit and payment policies.

     By aggregating the merchandise of our various participating merchants into a single location in our print catalog and on our Web site, we offer our customers a diverse variety of products from numerous retailers and product categories, including clothing, fashion accessories, health and beauty aids, children's toys, executive gifts, educational products, gourmet cooking aids, exercise equipment, jewelry, luggage, travel aids, and home accessories. Some of the retailers who offer their products and/or services through our print catalogs or on our Web site are: American Historic Society, Balducci's, Canadian Geographic, Frontgate(R), FTD.com, garden.com(TM), Hammacher Schlemmer(R), Improvements(R), Lillian Vernon(R), L.L. Bean(R), Magellan's(R), Orvis(R), Plow & Hearth(R), Reliable Home Office, Seiko Instruments, Successories(R), The Sharper Image(R), T. Shipley(R), and The Wine Enthusiast(TM).

PRINT MEDIA

     GENERAL. We market our merchandise through a number of print media, including our in-flight catalogs. The merchandise of each participating merchant in our catalogs is presented in a separate section of each catalog to allow browsing from "store-to-store," providing the convenience and variety of an upscale shopping mall environment.

     Our print media provides consumers with a selection of only the best-selling products from our most well-known merchant partners. This ensures that consumers quickly see the most popular items, without having to review hundreds of items that may be of little interest. Through our SKYMALL.COM Web site, we offer online consumers a larger product selection.

     SKYMALL DOMESTIC IN-FLIGHT CATALOGS. Our in-flight catalogs, which are placed in airline seat pockets, are our largest distribution channel. Over the past ten years, we have experienced substantial growth in our domestic in-flight catalog business. We have exclusive agreements to place our catalogs on 18 airlines, making our catalog available to approximately 500 million airline passengers annually. These 18 airlines, which carried approximately 70% of all domestic passengers in 1999, include America West Airlines, Continental Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines, United Airlines and US Airways. The Company's catalogs carry the SkyMall name on all participating airlines, except US Airways, which offers the SkyMall catalog under the name "Selections." In order to enhance the appeal of our product offerings, we produce four new domestic in-flight catalogs per year. To gain efficiency in production and printing, the catalog content is substantially the same for all of our airline partners.

     The SkyMall program offers airlines a low-risk means of incrementally increasing their earnings. In exchange for placement of our catalogs in seat-back pockets, we pay each airline partner a monthly commission based on net merchandise revenues generated by the Company from sales to that airline's passengers. Some agreements also require payment of a minimum monthly commission or a boarding cost that reimburses the airline for the increased fuel costs attributable to the weight of the catalogs. We believe our relations with each of our airline partners are good.

     SKYMALL INTERNATIONAL IN-FLIGHT CATALOGS. We believe that the demographic and technological trends that are driving the domestic consumer to shift from traditional retail shopping are also present in many international markets, which we believe are substantially under-served. In early 1998, we launched an international initiative under which we began making specialized catalogs available to passengers on certain international flights traveling to Japan and serving the Pacific Rim featuring merchandise tailored to this audience.

     Although international sales have been immaterial to our total net merchandise sales, we plan to continue exploring opportunities in these markets. SkyMall continues to gain experience in international markets, including the areas of merchandising, customer service and fulfillment. The Company believes that its experience in the domestic in-flight business, as well as its Web-based infrastructure, will enable it to maintain its presence in international markets, particularly those with a strong interest in U.S. products or where remote shopping already has some level of acceptance by consumers.

     OTHER PRINT MEDIA PROGRAMS. We provide unique, upscale catalogs to the membership-oriented airport lounges of one of our major airline partners. The SkyMall catalogs are also available on certain Northeastern routes of Amtrak.

ELECTRONIC MEDIA

     GENERAL. We launched our first Internet Web site in January of 1996 and since then have continued to refine and develop our e-commerce strategies. In 1999, we devoted substantial financial, marketing, technical and personnel resources to further develop our electronic commerce initiatives. Our strategies in this area included, among other things, (i) significantly improving the look and feel, as well as the speed, performance and search functionality of our Web sites, (ii) further development of our technology and other business infrastructures used to convey orders and provide order status information to our customers, (iii) conducting marketing and other promotional campaigns through both online and off-line media designed to enhance brand awareness of the SkyMall name and drive traffic to our Web site, (iv) significantly increasing the selection and variety of products for our programs, and (v) developing non-product travel-related content for our Web site that encourages consumers to visit our site for information as well as shopping.

     In February 2000, we re-launched our Web site, SKYMALL.COM, in the culmination of our year-long technology development efforts. The new site includes both improvements to the consumer shopping experience as well as significant advances in the overall performance, speed and stability of the site. Our new Web site is more consumer-friendly due to improved navigation capabilities, new features and an enhanced search engine, which enables customers to search and define their shopping needs. The most noticeable change for consumers is the redesign of our home page, which is visually more appealing with key consumer features prominently displayed. In addition, based on formal user testing surveys, the flow of the user checkout process has been vastly simplified.

     Using data modeling, skymall.com created its newest feature, the Gift Shop, with a search feature that enables the user to shop according to occasion, price categories and gender. Data modeling also has been used more extensively on the Web site to sort by category and sub-category, which enables customers to search and define their shopping needs faster and easier. In addition, we have added e-reminders, e-cards and wishlist functionality, together with a "specials" area, which features new promotions on a regular basis to encourage consumers to return to the site to take advantage of special offers. The "specials" area also provides easy access to skymall.com's travel site, SKYMALLTRAVEL.COM, as well as other rewards partners. For further discussion, see "BUSINESS-TO-BUSINESS SEGMENT."

     CONSUMER INCENTIVE AND LOYALTY PROGRAMS. The loyalty and award point industry is anticipated to become a strong market for the Company, both for print catalogs and CD-ROM. We are in the process of defining programs and services that will be offered to customers of other companies' loyalty programs.

BUSINESS-TO-BUSINESS SEGMENT

OVERVIEW

     SkyMall's business-to-business segment provides unique solutions for corporate clients. In particular, this segment offers retail merchandise services through loyalty programs, workplace catalogs, CD-ROM and the Company's Web site. Through these initiatives, SkyMall offers custom solutions to loyalty programs for redemption of program points for SkyMall merchandise. The workplace catalog presents high-quality, customized logo merchandise. The CD-ROM program provides customers with an opportunity to experience a broadband experience from the comfort of their home or on the road through a laptop. This channel provides businesses with a new advertising medium combined with SkyMall's favorable demographics. Additionally, the SKYMALL.COM Web site provides our affiliate partners a mechanism to offer products to their customer bases.

PRINT MEDIA

     WORKPLACE MERCHANDISE CATALOGS. Through our subsidiary, Durham & Company, a Utah corporation, acquired in October 1998, we offer logo merchandise and recognition products to employees of a number of blue-chip organizations, primarily through print catalogs and since September 1999, on the durham.skymall.com Web site. Competing in the highly fragmented incentive industry, Durham distinguishes itself by providing high-quality products and excellent customer service and focuses its marketing efforts on large organizations.

     INCENTIVE AND LOYALTY PROGRAMS. The loyalty and award point industry is anticipated to become a strong market segment for the Company, both for print catalogs and CD-ROM. We are in the process of defining programs and services that will be offered in the future to loyalty programs. In March 2000, SkyMall entered into an agreement with The GM Card(R), a division of General Motors Corporation(R), to provide a unique selection of merchandise to customers who acquire The New GM CardSM allowing its card members to redeem Earnings for non-vehicle offers including unique merchandise from skymall.com. In April 2000, SkyMall entered into an agreement with employee savings.com to join its network of premium product and service providers offering exclusive savings to more than
1.4 million FORTUNE 1000 employees and their families, and an agreement with ISP Channel, SoftNet Systems, Inc.'s wholly-owned broadband Internet access-over-cable service provider, to provide e-commerce opportunities for its customers by establishing a co-branded closed e-commerce link from ISP Channel Neighborhood Web sites to SkyMall's skymall.com Web site.

ELECTRONIC MEDIA

     AFFILIATE PROGRAM. In addition to developing our own Web sites, we have an affiliate program through which we provide a turn-key merchant solution to businesses that are interested in providing SkyMall's merchandise to visitors to their own Web sites. Our unique proprietary technology and other systems allow us to quickly and cost-effectively implement affiliate site programs. Visitors to SkyMall's affiliate sites go directly to a SkyMall site, which is typically co-branded with the affiliate partner, for shopping services. After shopping, the customers are directed back exclusively to the site from which they began so that the affiliate partner does not lose the benefit of the traffic to its site. Although an online store can be privately labeled for our affiliate partners, most of our affiliate sites are co-branded to increase SkyMall's brand awareness as well as generate affinity for our online partners. Participants in our affiliate program include some of our airline partners and related entities, such as Delta Air Lines, Delta Crown Room, Continental Airlines, Northwest Airlines, America West Airlines and US Airways. Other participants include Visa USA, Visa International, First USA, the largest Visa card issuer and a banking leader in electronic commerce. The Company continues to evaluate the success of its individual affiliates and, in some cases, has terminated relationships while it continues to pursue new affiliations.

     OTHER ELECTRONIC MEDIA.

     SKYMALLTRAVEL.COM. In July 1999, SkyMall launched its SKYMALLTRAVEL.COM Web site targeted to frequent travelers, which provides one-stop access for all their travel needs. SKYMALLTRAVEL.COM organizes many of the best travel resources in one place, including linked directories for airlines, hotels, rental car and online booking services, as well as content and tools that assist business travelers before, during and after their trips.

     SKYMALL VENTURES, INC. AND SKYMALL MEDIA VENTURES, INC. Our subsidiary, SkyMall Ventures, Inc., is responsible for the Company's broadband, new media and business-to-business custom loyalty initiatives. Through our subsidiary, SkyMall Media Ventures, Inc., we intend to develop interactive media content in cooperation with participants from numerous industries, including retail, entertainment and services, and intend to distribute optical media, including CD-ROMs, at no cost to the consumer, across SkyMall's distribution channels.

                                  THE OFFERING

Securities offered by the selling
shareholders.............................  2,665,792 shares of common stock

Common stock outstanding as of
July 12, 2000............................  15,817,420 shares(1)

Use of Proceeds..........................  We will not receive any proceeds from the sale  of the  common stock by the
                                           selling  shareholders.   However,  we
                                           will receive up to $456,218.50 as the
                                           purchase  price  for  the  shares  of
                                           common stock underlying the  warrants
                                           if all of the warrants are exercised.
                                           See "Use of Proceeds."

Risk Factors.............................  The shares  of common  stock  offered under this prospectus involve a  high
                                           degree of risk. See "Risk Factors."

Nasdaq National Market Symbol............  SKYM
----------------

(1) Does not include (i) 947,852 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to the Company's stock option plans, (ii) an additional 793,781 shares of common stock reserved for issuance pursuant to future awards granted under such stock option plans, (iii) 50,000 shares of common stock issuable upon the exercise of warrants issued in an acquisition, which are exercisable at $8.00 per share, (iv) 25,000 shares of common stock issuable upon the exercise of warrants issued to Ryan, Beck & Co., Inc. in connection with Ryan, Beck's services to the Company related to the Company's financing efforts, which are exercisable at $9.31 per share, (v) 571,444 shares of common stock issuable upon the exercise of warrants issued to investors in the Company's November 1999 private placement, which are exercisable at $8.00 per share, (vi) 129,136 shares of common stock issuable upon the exercise of warrants issued to placement agents in connection with the Company's November 1999 private placement, which are exercisable at prices ranging from $8.00 to $9.12 per share, (vii) 14,420 shares of common stock issuable upon the exercise of warrants issued upon conversion of an outstanding note, which are exercisable at $8.00 per share, (viii) 50,000 shares of common stock issuable upon the exercise of warrants issued to Genesis Select Corporation in connection with its services as an investor relations consultant to the Company, exercisable at prices ranging from $8.19 to $14.40 per share; (ix) 313,003 shares of common stock issuable upon the exercise of warrants issued to investors in the Company's December 20, 1999 private placement, which are exercisable at $8.00 per share, (x) 200,742 shares of common stock issuable upon the exercise of warrants issued to placement agents in connection with the Company's December 20, 1999 private placement, which are exercisable at prices ranging from $7.00 to $9.12 per share, (xii) 571,429 shares of common stock issuable upon the exercise of warrants issued to investors in the Company's December 30, 1999 private placement, which are exercisable at $8.00 per share, (xii) 250,000 warrants issued to a financial advisor in payment of an advisory fee in connection with the transactions contemplated pursuant to the December 30, 1999 private placement which are exercisable at $8.00 per share, (xiii) 34,286 shares of common stock issuable upon the exercise of warrants issued to placement agents in connection with the Company's December 30, 1999 private placement, which are exercisable at $7.00 per share, and (xiv) 182,792 shares of common stock issuable upon the exercise of the warrants which are a part of the shares of common stock that are being offered pursuant to this prospectus.

                                  RISK FACTORS

     BEFORE YOU BUY ANY OF THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER EACH OF THE RISK FACTORS WE HAVE DESCRIBED IN THIS SECTION. YOU SHOULD BE PREPARED TO ACCEPT ALL OF THESE RISKS, INCLUDING THE RISK THAT YOU MAY LOSE YOUR ENTIRE INVESTMENT, BEFORE YOU MAKE A DECISION TO BUY ANY OF THE SHARES OF COMMON STOCK.

     WE REPORTED LOSSES IN FISCAL 1999 AND MAY NOT BE PROFITABLE IN THE FUTURE. While we have been profitable in the past, and are planning to be profitable by the fourth quarter of 2000, we incurred a net loss of $24,140,000 for the fiscal year ended December 31, 1999, and a net loss of $7,458,000 for the fiscal quarter ended March 31, 2000. We expect to experience fluctuations in our future operating results due to a variety of factors, many of which are outside the Company's control, including the following:

     o    the demand for our products and services,
     o    the level of competition in the merchants we serve,
     o    our success in maintaining and expanding our distribution channels,
     o our success in attracting and retaining motivated and qualified personnel,
     o our ability to expand into existing and new domestic, as well as international markets,
     o    our development and marketing of new products and services,
     o    our ability to control costs, and
     o    general economic conditions.

     Our operating results will be materially and adversely affected if we do not successfully address these and other risks.

     WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL. Our existing line of credit and cash resources may not be sufficient to permit the Company to fully implement its business plan. In order to fully implement our business plan, we may need to raise additional capital from third parties or otherwise secure additional financing for the Company. There can be no assurance that the Company will be able to successfully raise additional capital or secure other financing, or that such funding will be available on terms that are favorable to the Company. To the extent we are unable to raise sufficient additional capital or secure other financing, this could have a material adverse effect on the Company.

     OUR BUSINESS MAY NOT GROW IN THE FUTURE. Since our inception, we have rapidly expanded our operations, growing from total revenues of $200,000 in 1990 to total revenues of $78.9 million in 1999. Our continued future growth will depend to a significant degree on our ability to increase revenues from our existing businesses, maintain existing channel partner relationships and develop new channel partner relationships, expand our product and content offering to consumers, while maintaining adequate gross margins, and implement other programs that increase the circulation of the SkyMall print catalogs and generate traffic for our e-commerce programs. Our ability to implement our growth strategy will also depend on a number of other factors, many of which are or may be beyond our control, including:

     o our ability to select products that appeal to our customer base and effectively market them to our target audience,
     o sustained or increased levels of airline travel, particularly in domestic airline markets,
     o    increasing adoption by consumers of the Internet for shopping,
     o the continued perception by participating merchants that we offer an effective marketing channel for their products and services, and
     o our ability to attract, train and retain qualified employees and management.

     There can be no assurance that we will be able to successfully implement our growth strategy.

     OUR FUTURE GROWTH IS IN PART DEPENDENT UPON THE CONTINUED GROWTH OF THE ELECTRONIC COMMERCE MARKET. The market for the sale of products and services over the Internet is a new and rapidly evolving market. Our future growth strategy is partially dependent upon the widespread acceptance and use of online services as an avenue for retail purchases. There is no assurance that consumers will continue to make purchases over the Internet in the future. In order for us to grow our online customer base, we will need to attract purchasers who have historically relied upon traditional venues for making their retail purchases. If use of online services does not continue to grow as expected, or if the technological infrastructure for the Internet is unable to effectively support its growing use, our growth strategy, business and financial condition may be materially adversely affected.

     WE MAY BE UNABLE TO MANAGE THE POTENTIAL GROWTH OF OUR BUSINESS. Our potential growth may place significant demands upon our personnel, management and financial resources. There is no assurance that our current personnel, systems, procedures and controls will be adequate to support our future operations, that we will be able to train, retain, motivate and manage necessary personnel, or that our management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. If we are unable to effectively manage any potential growth, our business and financial condition could be adversely affected.

     OUR PLANS FOR INTERNATIONAL OPERATIONS POSE ADDITIONAL RISKS. We have limited experience in selling our products and services internationally. International operations place additional burdens upon our management, personnel and financial resources and may cause the Company to incur losses. We also face different and additional competition in these international markets. In addition, international operations have certain unique risks, such as regulatory requirements, legal uncertainty regarding liability, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, political instability and potentially adverse tax implications. To the extent we operate or expand our business internationally, we also are subject to risks associated with international monetary exchange fluctuations. Any one of these risks could affect our international operations, as well as have a material adverse impact upon our overall business operations, growth and financial condition.

     WE FACE INTENSE COMPETITION. The distribution channels for our products are highly competitive. From time to time in our airline catalog business, competitors, typically other catalog retailers, have attempted to secure contracts with various airlines to offer merchandise to their customers.

American Airlines and TWA currently offer merchandise catalogs to their customers through a competitor. We also face competition for customers from airport-based retailers, duty-free retailers, specialty stores, department stores and specialty and general merchandise catalogs, many of which have greater financial and marketing resources than we have. In addition, we compete for customers with other in-flight marketing media, such as airline-sponsored in-flight magazines and airline video programming. In our electronic commerce sales, we face intense competition from other content providers and retailers who seek to offer their products and/or services at their own Web sites or those of other third parties. The success of online marketing cannot be currently determined, and further penetration in this market will require substantial additional financial resources, acquisition of technology, investments in marketing and contractual relationships with third parties. Results will also be affected by existing competition, which the Company anticipates will intensify, and by additional entrants to the market who may already have the necessary technology and expertise, many of whom may have substantially greater resources than the Company.

     DEPENDENCE ON CHANNEL RELATIONSHIPS. Our business depends significantly on our relationships with the airlines, affiliate Web sites, hotels and other channel partners. Some of our agreements with our channel partners are short-term allowing the partner to terminate the relationship on 60-to-180 days' advance notice. There is no assurance that our channel partners will continue their relationships with us, and the loss of one or more of our significant channel partners could have a material adverse effect on our business, prospects, financial condition and results of operations.

     WE MAY BE UNABLE TO MAINTAIN HISTORICAL MARGIN LEVELS. We may be unable to increase or maintain our gross margins at historical levels, particularly for our electronic commerce initiatives. As competition in online shopping intensifies, our merchant participants may be unable or unwilling to participate in our programs when more favorable economic arrangements may be available from other third parties. Although many of our merchants have participated with us for several years, most of our relationships are short-term and may be re-negotiated by the merchant every 90 days. To the extent our gross margins decline from historical levels, our business, financial condition and results of operations may be adversely affected.

     WE FACE CREDIT RISKS. Some participating merchants agree to pay a placement fee to us for including their merchandise in our programs. We record an account receivable from the merchant for the placement fee. In some cases, we collect the placement fee either from the merchant or by withholding it from amounts due to the merchant for merchandise we purchase from program participants. To the extent that the placement fee receivable exceeds the sales of the merchant's products and the merchant is unable or unwilling to pay the difference to us, we may experience credit losses, which could have a material adverse effect on our business, financial condition and results of operations.

     WE ARE VULNERABLE TO INCREASES IN PAPER COSTS AND AIRLINE FUEL PRICES. The cost of paper used to print our catalogs and the fees paid to airlines to reimburse them for the increased fuel costs associated with carrying our catalogs are significant expenses of our operations. Historically, paper and airline fuel prices have fluctuated significantly from time to time. Prices in the paper and airline fuel markets can and often do change dramatically over a short period of time. Any significant increases in paper or airline fuel costs that we must pay could have a material adverse effect on our business, financial condition and results of operations.

     OUR INFORMATION AND TELECOMMUNICATIONS SYSTEMS MAY FAIL OR BE INADEQUATE. We process a large volume of relatively small orders. Consequently, our success depends to a significant degree on the effective operation of our information and telecommunications systems. These systems could fail for unanticipated reasons or they may be inadequate to process any increase in our sales volume that may occur. Any extended failure of our information and telecommunications systems could have a material adverse effect on our business, financial condition and results of operations.

     WE FACE RISKS ASSOCIATED WITH ONLINE SECURITY BREACHES OR FAILURES. In order to successfully make sales over the Internet, it is necessary that we can ensure the secure transmission of confidential customer information over public telecommunications networks. We employ certain technology in order to protect such information, including customer credit card information. However, there is no assurance that such information will not be intercepted illegally. Advances in cryptography or other developments that could compromise the security of confidential customer information could have a direct negative impact upon our electronic commerce business. In addition, the perception by consumers that making purchases over the Internet is not secure, even if unfounded, may mean that fewer consumers are likely to make purchases through that medium. Finally, any breach in security, whether or not a result of our acts or omissions, may cause us to be the subject of litigation, which could be very time-consuming and expensive to defend.

     WE MAY NOT BE ABLE TO ADAPT TO RAPIDLY CHANGING TECHNOLOGIES OR WE MAY INCUR SIGNIFICANT COSTS IN DOING SO. The Internet is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. As a result of the rapidly changing nature of the Internet business, we may be subject to risks, now and in the future, of which we are not currently aware. To be successful, we must adapt to our rapidly evolving market by continually enhancing our products and services and introducing new products and services to address our customers' changing and increasingly sophisticated requirements. We may use new technologies ineffectively or we may fail to adapt our e-commerce transaction-processing systems and infrastructure to meet customer requirements, competitive pressures, or emerging industry standards. We could incur substantial costs if we need to modify our services or infrastructure. Our business could be materially and adversely affected if we incur significant costs to adapt, or cannot adapt, to these changes.

     BECAUSE WE DEPEND ON COMPUTER SYSTEMS, A SYSTEMS FAILURE WOULD CAUSE A SIGNIFICANT DISRUPTION TO OUR BUSINESS. Our business, financial condition and results of operations could be materially and adversely affected by any event that interrupts or delays our operations. Our business depends on the efficient and uninterrupted operation of our servers and communications hardware systems and infrastructure. Any sustained or repeated systems interruptions that cause our Web sites to become unavailable for use would result in our inability to service our customers. While we have taken precautions against systems failure, interruptions could result from our failure to maintain our computer systems and equipment in effective working order, as well as natural disasters, power loss, telecommunications failure, and similar events. We currently maintain our computer systems at offices located in Arizona, Utah and New York.

     In addition, our users depend on telecommunications providers, Internet service providers, and network administration for access to our products and services. Our systems and equipment could experience outages, delays, and other difficulties as a result of system failures unrelated to our systems.

     OUR EQUIPMENT MAY BE UNABLE TO SUPPORT INCREASED VOLUME. Growth in the number of users accessing our Web site may strain or exceed the capacity of our computer and networking systems or the systems of our third party service providers, which could result in impaired performance or systems failure. If this occurs, customer service and satisfaction may suffer, which could lead to dissatisfied users, reduced traffic, and an adverse impact on our business. Our current systems may be inadequate to accommodate rapid traffic growth on our servers.

     WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION. Due to the increasing popularity and use of the Internet, governmental or other regulatory bodies in the United States and abroad may adopt additional laws and regulations with respect to the Internet that cover issues such as content, privacy, pricing, encryption standards, consumer protection, cross-border commerce, electronic commerce, taxation, copyright infringement, and other intellectual property issues. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation, and personal privacy is uncertain. Any new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. We currently are not subject to direct regulation by any governmental agency other than laws and regulations generally applicable to businesses and specifically, mail order businesses. We cannot predict the impact, if any, that any future regulatory changes or development may have on our business, financial condition, and results of operations. Changes in the regulatory environment relating to the Internet could have a material adverse effect on our business, financial condition, and results of operations.

     SECURITY PROTECTION FOR OUR NETWORK MAY BE INSUFFICIENT. We believe that concern regarding the security of confidential information, such as credit card numbers, prevents many people from engaging in online commercial transactions. We face potential security breaches from within our organization and from the public at large. If we do not maintain sufficient security, we may be subject to additional legal exposure. We have taken measures to protect the integrity of our infrastructure and the privacy of confidential information contained within our infrastructure. Nonetheless, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. Although we intend to continue to implement security measures, such measures have been circumvented in the past and we cannot provide assurance that measures we implemented will not be circumvented in the future. Although we do have "firewalls" protecting our systems from outside circumvention, such "firewalls" do not completely protect our systems from our own employees, should one or more of them become inclined to inflict damage upon our systems. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays, or cessation in service to our customers. In addition, since we expect that our users will increasingly use the Internet for commercial transactions in the future, any malfunction or security breach could cause these transactions to be delayed, not completed at all, or completed with compromised security.

     OUR BUSINESS IS SEASONAL. Our business is seasonal in nature, with the greatest volume of sales typically occurring during the holiday selling season of the fourth calendar quarter. During 1999, approximately 42% of our net merchandise sales were generated in the fourth quarter. Any substantial decrease in sales for the fourth quarter could have a material adverse effect on our results of operations.

     WE FACE A RISK OF PRODUCT LIABILITY CLAIMS. Our catalogs and our electronic commerce sites feature products and services from numerous participating merchants. Generally, our agreements with these participating merchants require the merchants to indemnify us and thereby be solely responsible for any losses arising from product liability claims made by customers, including the costs of defending any such claims, and to carry product liability insurance that names SkyMall as an additional insured. In addition, we maintain product liability insurance in the aggregate amount of $2.0 million and $1.0 million per occurrence. If a merchant was unable or unwilling to indemnify us as required, and any such losses exceeded our insurance coverage or were not covered by our insurer, our financial condition and results of operations could be materially adversely affected.

     WE RELY UPON OUR PRESIDENT AND OTHER KEY PERSONNEL. We depend on the continued services of Robert M. Worsley, our chairman, president and chief executive officer, and on the services of certain other executive officers. The loss of Mr. Worsley's services or of the services of certain other executive officers could have a material adverse effect on our business.

     THE WORSLEYS AND WAND PARTNERS INC. CAN CONTROL MANY IMPORTANT COMPANY DECISIONS. As of July 12, 2000, Mr. Worsley and his wife (the "Worsleys") beneficially owned 4,830,280 shares, or approximately 30.5% of our outstanding common stock, and Wand Partners Inc. beneficially owned 2,114,286 shares, or approximately 13.4% of our outstanding common stock. In addition, David J. Callard, the President of Wand Partners Inc., is a member of the Board of Directors of the Company. As a result, the Worsleys and Wand Partners have the ability to significantly influence the affairs of the Company and matters requiring a shareholder vote, including the election of the Company's directors, the amendment of the Company's charter documents, the merger or dissolution of the Company, and the sale of all or substantially all of the Company's assets. The voting power of the Worsleys and Wand Partners may also discourage or prevent any proposed takeover of the Company pursuant to a tender offer.

     THE PRICE OF OUR COMMON STOCK IS EXTREMELY VOLATILE. The market price of our common stock has been highly volatile. Occurrences that could cause the trading price of our common stock to fluctuate dramatically in the future include:

     o    new merchant agreements
     o the acquisition or loss of one or more airline, electronic commerce or other channel partners
     o    fluctuations in our operating results
     o analyst reports, media stories, Internet chat room discussions, news broadcasts and interviews
     o market conditions for retailers and electronic commerce companies in general

     o    changes in airline fuel, paper or our other significant expenses
     o    changes in the purchase price for products acquired from our merchants

     The stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market price for companies that do some or all of their business on the Internet. Accordingly, the price of our common stock may be impacted by these or other trends.

     OUR OUTSTANDING SHARES MAY BE DILUTED. The market price of our common stock may decrease as more shares of common stock become available for trading. Certain events over which you have no control result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in SkyMall. We may issue additional shares of common stock or preferred stock:

     o    to raise additional capital or finance acquisitions; or
     o    upon the exercise or conversion of outstanding options and warrants

     As of July 12, 2000, there were outstanding warrants and options to acquire up to 3,340,104 shares of common stock at exercise prices ranging from $2.00 to $24.50 per share, including the 182,792 warrants issued to placement agents in connection with the June 30, 2000 private placement which are a part of the shares of common stock that are being offered pursuant to this prospectus. If exercised, these securities will dilute the percentage ownership of holders of outstanding common stock of the Company. These securities, unlike the common stock, provide for anti-dilution protection upon the occurrence of stock splits, redemptions, mergers, reclassifications, reorganizations and other similar corporate transactions, and, in some cases, major corporate announcements. If one or more of these events occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase.

     RISK THAT FORWARD-LOOKING STATEMENTS MAY NOT COME TRUE. This prospectus and the documents incorporated herein by reference, contain forward-looking statements that involve risks and uncertainties. We use words such as "believe," "expect," "anticipate," "plan" or similar words to identify forward-looking statements. Forward-looking statements are made based upon our belief as of the date that such statements are made. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. You should not place undue reliance on these forward-looking statements, which apply only as of the date of such documents. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described above and elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

     Certain statements made herein, in future filings by the Company with the SEC and in the Company's written and oral statements made by or with the approval of an authorized executive officer, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby.

These statements discuss, among other items, the Company's growth strategy and anticipated trends in our business. Words and phrases such as "should be," "will be," "believes," "expects," "anticipates," "plans," "intends," "may" and similar expressions identify forward-looking statements. Forward-looking statements are made based upon our belief as of the date that such statements are made. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. Examples of uncertainties which could cause such differences include, but are not limited to, the Company's dependence on its relationships with its airline, merchant, and other partners, the ability of the Company to attract and retain key personnel, especially highly skilled technology personnel, the ability of the Company to secure additional capital to finance its business strategy, fluctuations in paper prices and airline fuel costs, customer credit risks, competition from other catalog companies, retailers and e-commerce companies, and the Company's reliance on technology and information and telecommunications systems, all of which are discussed more fully above and in the Company's other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.


                              SELLING SHAREHOLDERS

     The shares being offered by the selling shareholders were issued in the June 30, 2000 private placement pursuant to a Stock Purchase Agreement, or will be issued upon exercise of warrants. We are registering the shares in order to permit the selling shareholders to offer these shares for resale from time to time.

     The following table provides certain information with respect to the common stock beneficially owned by each selling shareholder as of July 12, 2000. None of the selling shareholders has a material relationship with us except as noted in the following table. We believe that the selling shareholders named in the following table have sole voting and investment power with respect to the respective shares of common stock set forth opposite their names. The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholders named below or their nominees.

                                        Shares Beneficially                       Shares Beneficially
                                            Owned Prior           Number of           Owned After
                                          to the Offering          Shares             the Offering
                                     -------------------------     Offered      ------------------------
                                                                  ---------
Name                                  Number        Percent(1)                   Number       Percent(2)
----                                 --------       ----------                  ---------     ----------
Benjamin and Christine Aguilera         86,650(3)       *             7,500        79,150(3)      *
c/o SkyMall, Inc.
1520 E. Pima Street
Phoenix, Arizona 85034

American High Growth Equities          196,429(4)      1.2%          75,000       121,429(4)      *
  Retirement Trust
Trump Tower - 24th Floor
725 5th Avenue
New York, New York 10022

Lyle R. Knight and Toril Knight        181,086(5)      1.2%          25,000       156,086(5)     1.0%
c/o First Interstate Banc System
401 N. 31st Street
Billings, Montana 59116-0918

                                        Shares Beneficially                       Shares Beneficially
                                            Owned Prior           Number of           Owned After
                                          to the Offering          Shares             the Offering
                                     -------------------------     Offered      ------------------------
                                                                  ---------
Name                                  Number        Percent(1)                   Number       Percent(2)
----                                 --------       ----------                  ---------     ----------
Laborers' District Council and         150,000         1.0%         150,000             0         0%
  Contractors of Ohio
State Street Bank & Trust Company
55 Water Street
Plaza Level - 3rd Floor
New York, New York 10004

New York State Nurses Association      225,000         1.4%         225,000             0         0%
  Pension Plan
The Northern Trust Company
40 Broad Street, 8th Floor
  New York, New York 10004

Ohio Carpenters' Pension Plan          200,000         1.3%         200,000             0         0%
State Street Bank & Trust Company
55 Water Street
Plaza Level - 3rd Floor
New York, New York 10004

Oregon Investment Council              425,000         2.7%         425,000             0         0%
State Street Bank & Trust Company
55 Water Street
Plaza Level - 3rd Floor
New York, New York 10004

Randy Petersen                          58,894(6)       *             1,250        57,644(6)      *
Frequent Flyer Service
4715-C Town Center Drive
Colorado Springs, Colorado 80916

RS Diversified Growth Fund (7)         240,000         1.5%         160,000        80,000         *
388 Market Street, Second Floor
San Francisco, California 94111

SCAP-5 LLC (8)                         200,000         1.3%         200,000             0         0%
One Joy Street
Boston, Massachusetts 02108

Sherleigh Associates, Inc. Profit       75,000          *            75,000             0         0%
  Sharing Plan
920 Fifth Avenue, #3B
New York, New York 10021

Special Situations Cayman              151,265(10)     1.0%          50,000       101,265(10)     *
  Fund L.P. (9)
153 E. 53rd Street
New York, New York 10022-1200

Special Situations Fund III L.P.(9)    440,879(11)     2.8%         150,000       290,879(11)    1.8%
153 E. 53rd Street
New York, New York 10022-1200

Special Situations Private Equity      427,186(12)     2.7%         150,000       277,186(12)    1.7%
  Fund L.P. (9)
153 E. 53rd Street
New York, New York 10022-1200

The Paisley Fund (7)                   225,000         1.4%         150,000        75,000         *
388 Market Street, Second Floor
San Francisco, California 94111

                                        Shares Beneficially                       Shares Beneficially
                                            Owned Prior           Number of           Owned After
                                          to the Offering          Shares             the Offering
                                     -------------------------     Offered      ------------------------
                                                                  ---------
Name                                  Number        Percent(1)                   Number       Percent(2)
----                                 --------       ----------                  ---------     ----------
The Paisley Pacific Fund (7)           550,000         3.5%         250,000       300,000        1.9%
388 Market Street, Second Floor
San Francisco, California 94111

Wand Affiliates Fund L.P.(13)          101,976(14)      *             8,205        93,771(14)     *
630 Fifth Avenue, Suite 2435
New York, New York 10111

Wand Equity Portfolio II L.P.(13)    1,762,310(15)    11.1%         141,795     1,620,515(15)   10.1%
630 Fifth Avenue, Suite 2435
New York, New York 10111

Robert M. Worsley and Christi M.     4,830,280(16)    30.5%          31,750     4,798,530(16)   30.0%
  Worsley as Trustees of The Robert
  Merrill Worsley and Christi Marie
  Worsley Family Revocable Trust
  dated July 28, 1998
c/o SkyMall, Inc.
1520 E. Pima Street
Phoenix, Arizona 85034

Budd Zuckerman                         309,226(17)     2.0%         157,500       151,726(17)    1.0%
6587 Lake View Drive
Boulder, Colorado 80303

Schneider Securities                    24,783(18)      *            16,313         8,470(18)     *
1625 17th Street, Suite 311
Denver, Colorado 80202

Shoreline Pacific Equity Ltd. (19)      35,902(20)      *             6,395        29,507(20)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

Harlan P. Kleiman (19)                  46,262(21)      *             8,239        38,023(21)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

Greg Tansey (19)                         6,143(22)      *             1,094         5,049(22)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

Jim Healy (19)                           2,369(23)      *               422         1,947(23)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

Vida Harband (19)                        1,407(24)      *               251         1,156(25)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

Beth Collins (19)                          221(25)      *                39           182(25)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

                                        Shares Beneficially                       Shares Beneficially
                                            Owned Prior           Number of           Owned After
                                          to the Offering          Shares             the Offering
                                     -------------------------     Offered      ------------------------
                                                                  ---------
Name                                  Number        Percent(1)                   Number       Percent(2)
----                                 --------       ----------                  ---------     ----------
Maria Jorajuria (19)                       221(26)      *                39           182(26)     *
c/o Shoreline Pacific Institutional
    Finance
3 Harbor Drive, Suite 211
Sausalito, California 94965

_______________

* Less than 1%.

(1) Percentages are based upon 15,817,420 shares of the Company's common stock outstanding as of July 12, 2000.
(2) Percentages are based upon 16,000,212 shares of the Company's common stock being outstanding, assuming the exercise of all of the warrants issued to placement agents in connection with the private placement and the sale of the underlying common stock by the selling shareholders.
(3) Ms. Aguilera is Executive Vice President, Acting General Manager, Acting Chief Financial Officer, General Counsel and Secretary of the Company. Includes 75,000 shares of common stock issuable to Ms. Aguilera upon exercise of options to purchase shares of common stock granted pursuant to the Company's 1994 Stock Option Plan
(4) Includes (i) 71,429 shares of common stock issuable to American High Growth Equities Retirement Trust upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 50,000 shares of common stock issuable upon exercise of the warrants issued in the Company's December 20, 1999 private placement.
(5) Mr. Knight serves as a director of the Company. Includes (i) 7,286 shares of common stock issuable upon exercise of warrants issued to Mr. and Mrs. Knight in the Company's December 20, 1999 private placement, (ii) 81,086 shares of common stock held in IRA accounts for the benefit of Mr. Knight,
     (iii) 7,143 shares of common stock issuable upon exercise of warrants held in an IRA account for the benefit of Mr. Knight, issued in the December 20, 1999 private placement, and (iii) 46,000 shares of common stock issuable to Mr. Knight upon exercise of options to purchase shares of common stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(6) Mr. Petersen serves as a director of the Company. Includes (i) 1,786 shares of common stock issuable upon exercise of warrants issued to Mr. Petersen in the December 20, 1999 private placement, and (ii) 46,000 shares of common stock issuable to Mr. Petersen upon exercise of options to purchase shares of common stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(7) RS Growth Group LLC is the General Partner of RS Diversified Growth Fund, The Paisley Fund and The Paisley Pacific Fund. In addition, RS Growth Group LLC is the General Partner of RS Emerging Growth Pacific Partners, RS Emerging Growth Partners LP, RS Premium Partners LP, who also hold shares of common stock of the Company. As a group, these shareholders beneficially own a total of 1,657,857 shares of Common Stock of the Company, or 10.5% as of July 12, 2000.
(8) Thomas J. Litle, a director of the Company, holds a 37.5% membership interest in SCAP-5, LLC.
(9) MGP Advisers Limited Partnership (MGP), a Delaware limited partnership, is the general partner of the Special Situations Fund III, L.P., a Delaware limited partnership. AWM Investment Company, Inc. (AWM), a Delaware corporation, is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers L.L.C. (MG), a New York limited liability company, is the general partner of the Special Situations Private Equity Fund, L.P., a Delaware limited partnership. Austin W. Marxe and David M. Greenhouse are the principal owners of MG, MGP and AWM and are principally responsible for the selection, acquisition and disposition of the portfolios securities by the investment advisers on behalf of their funds. As a group, these shareholders beneficially own a total of 1,019,330 shares of Common Stock of the Company, or 6.4% as of July 12, 2000.
(10) Includes (i) 32,150 shares of common stock issuable to Special Situations Cayman Fund L.P. upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 16,072 shares of common stock issuable upon exercise of warrants issued to Special Situations Cayman Fund L.P. in the Company's December 1999 private placement.
(11) Includes (i) 96,450 shares of common stock issuable to Special Situations Fund III L.P. upon exercise of certain warrants issued in the Company's

     November 1999 private placement and (ii) 47,143 shares of common stock issuable upon exercise of warrants issued to Special Situations Fund III L.P. in the Company's December 20, 1999 private placement.
(12) Includes (i) 85,700 shares of common stock issuable to Special Situations Private Equity Fund L.P. upon exercise of warrants issued in the Company's November 1999 private placement and (ii) 43,929 shares of common stock issuable upon exercise of warrants issued to Special Situations Private Equity Fund L.P. in the Company's December 20, 1999 private placement.
(13) These selling shareholders are co-managed under a management agreement with Wand Partners Inc. In addition, Wand Partners Inc. may be deemed to be the beneficial holder of the shares held by Wand Equity Portfolio II L.P. and Wand Affiliates Fund L.P. Wand Partners Inc. acts as an investment advisor to the Company and David J. Callard, President of Wand Partners Inc., is a director of the Company. As a group, including 250,000 shares of common stock issuable upon exercise of warrants held by Wand Partners Inc., these shareholders beneficially own a total of 2,216,262 shares of common stock of the Company, or 14% as of July 12, 2000.
(14) Includes 31,257 shares of common stock issuable upon exercise of warrants issued to Wand Affiliates Fund L.P. as an investor in the Company's December 30, 1999 private placement.
(15) Includes 540,172 shares of common stock issuable upon exercise of warrants issued to Wand Equity Portfolio II L.P. as an investor in the Company's December 30, 1999 private placement. (16) Mr. Worsley is Chairman of the Board, President and Chief Executive Officer of the Company. Includes (i) 1,692,658 shares of common stock held by The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust dated July 28, 1998 of which Mr. and Mrs. Worsley are the Trustees (the "Worsley Trust"), (ii) 71,429 shares of Common Stock issuable upon exercise of warrants issued to the Worsley Trust in the Company's November 1999 private placement, (iii) 3,065,201 shares of common stock held jointly by Mr. and Mrs. Worsley, 496 shares of common stock held by Mr. Worsley individually and (iv) 496 shares of common stock held by Mrs. Worsley individually.
(17) Mr. Zuckerman is President of Genesis Select Corporation, an investor relations consultant to the Company. In addition to being an investor in the June 30, 2000 private placement, as an associate of Schneider Securities, which acted as a placement agent in such private placement, Mr. Zuckerman received warrants to purchase shares of common stock. The number of shares beneficially owned by Mr. Zuckerman includes (i) 150,000 shares of common stock issuable upon exercise of warrants granted to him in connection with Schneider Securities' services as a placement agent in the June 30, 2000 private placement, (ii) 76,226 shares of common stock issuable upon exercise of warrants granted to him in connection with Schneider Securities' services as a placement agent in the December 20, 1999 private placement, (iii) 7,500 shares of common stock issuable upon exercise of warrants issued to him as an investor in the December 20, 1999 private placement, and (iv) 50,000 shares of common stock issuable upon exercise of the warrants granted to Genesis Select Corporation for investor relations services.
(18) Schneider Securities acted as a placement agent in connection with the private placement. The number of shares beneficially owned by Schneider Securities includes (i) 16,313 shares of common stock issuable upon exercise of warrants to purchase common stock granted to Schneider Securities as a placement agent in connection with the June 30, 2000 private placement, and (ii) 8,470 shares of common stock issuable upon exercise of warrants to purchase common stock granted to Schneider Securities as a placement agent in connection with the Company's December 20, 1999 private placement.
(19) Shoreline Pacific Institutional Finance ("Shoreline") acted as a placement agent in connection with the Company's November 1999private placement. Such warrants contain anti-dilution provisions which required the issuance of additional warrants in connection with the December 20, 1999 and December 30, 1999 private placements, and, as a result of the June 30, 2000 private placement, required the issuance of an additional 16,479 warrants to purchase 16,479 shares of common stock of the Company. Pursuant to the terms of the agreement between the Company and Shoreline, such warrants have been issued to Shoreline Pacific Equity Ltd. and certain employees of Shoreline Pacific Institutional Finance.
(20) The number of shares beneficially owned by Shoreline Pacific Equity Ltd. includes (i) 23,280 shares of common stock issuable upon exercise of warrants granted in connection with Company's November 1999 private placement, (ii) 6,227 shares of common stock issuable upon exercise of warrants granted in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 6,395 shares of common stock issuable upon exercise of warrants granted in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(21) Mr. Kleiman, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Mr. Kleiman includes
     (i) 30,000 shares of common stock issuable upon exercise of warrants granted to him in connection with the November 1999 private placement, (ii) 8,023 shares of common stock issuable upon exercise of warrants granted to him in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 8,239 shares of common stock issuable upon exercise of warrants granted to him in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(22) Mr. Tansey, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Mr. Tansey includes (i) 3,984 shares of common stock issuable upon exercise of warrants granted to him in connection with the November 1999 private placement, (ii) 1,065 shares of common stock issuable upon exercise of warrants granted to him in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 1,094 shares of common stock issuable upon exercise of warrants granted to him in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(23) Mr. Healy, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Mr. Healy includes (i) 1,536 shares of common stock issuable upon exercise of warrants granted to him in connection with the November 1999 private placement, (ii) 411 shares of common stock issuable upon exercise of warrants granted to him in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 422 shares of common stock issuable upon exercise of warrants granted to him in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(24) Mr. Harband, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Mr. Harband includes
     (i) 912 shares of common stock issuable upon exercise of warrants granted to him in connection with the November 1999 private placement, (ii) 244 shares of common stock issuable upon exercise of warrants granted to him in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 251 shares of common stock issuable upon exercise of warrants granted to him in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(25) Ms. Collins, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Ms. Collins includes
     (i) 144 shares of common stock issuable upon exercise of warrants granted to her in connection with the November 1999 private placement, (ii) 38 shares of common stock issuable upon exercise of warrants granted to her in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 39 shares of common stock issuable upon exercise of warrants granted to her in connection with the June 30, 2000 private placement. (See Footnote 19, above.)
(26) Ms. Jorajuria, as an associate of Shoreline, received warrants to purchase shares of common stock in connection with the November 1999, December 20, 1999, December 30, 1999 and June 30, 2000 private placements of the Company. The number of shares beneficially owned by Ms. Jorajuria includes
     (i) 144 shares of common stock issuable upon exercise of warrants granted to her in connection with the November 1999 private placement, (ii) 38 shares of common stock issuable upon exercise of warrants granted to her in connection with the December 20, 1999 and December 30, 1999 private placements, and (iii) 39 shares of common stock issuable upon exercise of warrants granted to her in connection with the June 30, 2000 private placement. (See Footnote 19, above.)

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we will receive up to $456,218.50 upon payment of the exercise price for the common stock underlying the warrants if all of the warrants are exercised. We will use all of these proceeds for working capital for our operations.


                         DETERMINATION OF OFFERING PRICE

     Since this prospectus relates only to the resale of previously issued shares of common stock, we did not determine an offering price. The selling shareholders will individually determine the offering price of the common stock. The selling shareholders may use this prospectus from time to time to sell their common stock. The price at which the common stock is sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.


                              PLAN OF DISTRIBUTION

     In connection with our issuance to the selling shareholders of our common stock and warrants, we provided to them certain registration rights and have subsequently filed a registration statement on Form S-3 with the SEC. That registration statement covers the resale of the common stock from time to time on the Nasdaq National Market or other national security exchange or automated quotation system upon which our common stock is then traded or in privately negotiated transactions. This prospectus forms a part of that registration statement. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep it effective until this prospectus is no longer required for the selling shareholders to sell their shares of common stock and to indemnify and hold the selling shareholders harmless against certain liabilities under the Securities Act that could arise in connection with the selling shareholders' sale of their shares. We have agreed to pay all reasonable fees and expenses incident to the filing of the registration statement.

     The selling shareholder may sell the shares of common stock described in this prospectus directly or through underwriters, broker-dealers or agents. The selling shareholders may also transfer, devise or gift their shares by other means not described in this prospectus. As a result, pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer may offer shares of common stock. In addition, if any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act, the selling shareholders may sell such shares under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders may sell shares of common stock from time to time in one or more transactions:

     o    at fixed prices that may be changed,
     o    at market prices prevailing at the time of sale, or
     o at prices related to such prevailing market prices or at negotiated prices.

     The selling shareholders may offer their shares of common stock in one or more of the following transactions:

     o on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,
     o    in the over-the-counter market,
     o    in privately negotiated transactions,
     o    through options,
     o    by pledge to secure debts and other obligations,
     o    by a combination of the above methods of sale, or
     o    to cover short sales made pursuant to this prospectus.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders also may sell shares short and deliver the shares to close out such short positions. The selling shareholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders also may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

     In order to comply with the securities laws of certain states, the selling shareholders must offer or sell the shares only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders can not offer or sell the shares unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The SEC may deem the selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock to be "underwriters" within the meaning of the Securities Act. The Commission may deem any profits on the resale of the shares of common stock and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commission under the Securities Act.

     Under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling shareholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling shareholder or any such other person.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     For a description of our common stock, see our Registration Statement on Form 8-A filed with the SEC on October 31, 1996 and incorporated by reference into this prospectus.

RIGHTS

     In September 1999, we adopted a Shareholder Rights Plan for the protection of our shareholders. For a description of the Rights relating to our Shareholder Rights Plan, see our Form 8-K filed with the SEC on September 23, 1999 and incorporated by reference into this prospectus.

WARRANTS ISSUED TO THE PLACEMENT AGENTS IN CONNECTION WITH THE PRIVATE PLACEMENT

     In connection with services performed as placement agents, we issued warrants to the placement agents in connection with the private placement. The warrants expire five years after issuance.

     EXERCISE OF WARRANTS. The warrants may be exercised at any time after issuance.

     EXERCISE PRICE. The exercise prices of the warrants range from $2.00 to $7.50 per share of common stock represented by the warrants. The exercise price of the warrants is subject to customary anti-dilution adjustments upon such events as the subdivision or combination of the common stock, the distribution of our assets to holders of common stock, and other similar events.

     CASHLESS EXERCISE OPTION. The placement agents are entitled to a "cashless exercise" option. This option entitles the placement agents to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares to which the warrant holder is entitled, the last reported sale price of the common stock and the applicable exercise price of the warrants.

     COVENANTS. We made certain customary covenants with respect to the warrants, including, among others:

     o the warrants, and any common stock to be issued upon exercise of the warrants, are and will be duly authorized and validly issued;

     o we will have 100% of the underlying shares of common stock authorized and reserved for issuance during the term of the warrants;

     o we must reserve at least 100% of the number of shares of common stock issuable upon exercise of the warrants;

     o the common stock issuable upon exercise of the warrants shall be listed on each national securities exchange or automated quotation system upon which our common stock is then listed; and

     o we will act in good faith in carrying out the provisions of the warrants.

     In addition, upon any conveyance or exchange of all or substantially all of our assets to another corporation or entity, or a recapitalization, reorganization, reclassification, consolidation, or merger in which the holders of our common stock are entitled to receive stock, securities or assets with respect to or in exchange for our common stock in which we are not the surviving entity, we will obtain from the acquiring person or entity a written agreement to deliver to each holder of the warrants, in exchange for the warrants, a security from the acquiring entity evidenced by a written instrument substantially similar in form and substance to the warrants.

     AMENDMENT. We may not increase the exercise price of the warrants, decrease the term of the warrants or decrease the amount of common stock issuable upon exercise of any warrant or otherwise substantially alter the rights of the holder without the written consent of the holder of such warrant.


                                  LEGAL MATTERS

     Certain legal matters have been passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.


                                     EXPERTS

     The audited financial statements of the Company as of and for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

============================================   ============================================

No  dealer,  salesman  or  other  person  has
been   authorized  to  give  any  information
or  to  make  any  representations other than
those    contained    or    incorporated   by
reference  in this  prospectus  in connection
with  the  offering  described  herein,  and,
if  given   or  made,   such  information  or
representation   must  not be  relied upon as
having  been  authorized  by  the  Company or
by  any selling shareholder.  This prospectus
does  not  constitute  an offer to sell, or a
solicitation   of   an   offer   to  buy, any
securities    other   than   the   registered
securities  to  which it relates, or an offer
to  sell,  or a  solicitation  of an offer to
buy,  in any  jurisdiction  in  which  it  is
unlawful to make such offer or  solicitation.                  SKYMALL, INC.
Neither the delivery of this  prospectus  nor
any sale made  hereunder  shall,  under   any
circumstances,  create  an  implication  that
there has been no  change in the  affairs  of
the Company since  the date  hereof  or  that                 2,665,792 SHARES
the information  contained herein is  correct                  COMMON STOCK
as of any time subsequent to the date hereof.


           ---------------------
                                                                PROSPECTUS

             TABLE OF CONTENTS
                                         Page
                                         ----

Where You Can Find More Information......  2
 Incorporation of Certain Documents
 By Reference............................  2
Prospectus Summary.......................  4
The Company..............................  4
Our Operations...........................  4                  __________, 2000
The Offering.............................  9
Risk Factors............................. 10
Selling Shareholders..................... 17
Use of Proceeds.......................... 23
Determination of Offering Price.......... 23
Plan of Distribution..................... 23
Description of Securities................ 25
Legal Matters............................ 26
Experts.................................. 26

============================================   ============================================

                               PART II TO FORM S-3

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering other than commissions and discounts, if any.

     SEC Registration Fee...................................$  1,540
     Legal Fees and Expenses................................  50,000
     Accounting Fees and Expenses...........................   7,500
     Printing and Engraving Expenses........................   2,000
     Blue Sky Fees and Expenses.............................   1,000
     Miscellaneous..........................................   7,960
                                                            --------

      Total.................................................$ 70,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Articles 11 and 12 of the Company's Articles of Incorporation provide as follows:

     1. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

     2. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION                                           METHOD OF FILING
------    -----------                                           ----------------

  4.1     Form of Warrant issued to Shoreline, et al. . . . . .        (1)
  4.2     Form of Warrant issued to Schneider Securities, Inc.
          and Budd Zuckerman as placement agents in the private
          placement . . . . . . . . . . . . . . . . . . . . . .        (1)
  5       Opinion re: legality of the securities being
          registered. . . . . . . . . . . . . . . . . . . . . .        (1)
10.1      Stock Purchase Agreement between the Company and
          the investors in the private placement. . . . . . . .        (1)
10.2      Registration Rights Agreement between the
          Company and the investors in the private placement. .        (1)
23.1      Consent of Independent Public Accountants . . . . . .        (1)
23.2      Consent of Counsel. . . . . . . . . . . . . . . . . .   See Exhibit 5
24        Powers of Attorney. . . . . . . . . . . . . . . . . .   See Signature
                                                                      Page
---------------
(1)      Filed herewith.


ITEM 17. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on July 14, 2000.

                                              SKYMALL, INC.,
                                              a Nevada Corporation


                                              By: /s/ Robert M. Worsley
                                                  ------------------------------
                                                  Robert M. Worsley, President

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitute and appoint ROBERT M. WORSLEY and CHRISTINE A. AGUILERA, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all pre- and post-effective amendments (including any amendments pursuant to Rule 462(b) to this Form S-3 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                      Title                            Date
     ---------                      -----                            ----

/s/ Robert M. Worsley       Chairman of the Board,               July 14, 2000
------------------------    President and Chief Executive
Robert M. Worsley           Officer (Principal Executive
                            Officer)

/s/ Lynne Berreman          Corporate Controller                 July 14, 2000
------------------------    (Principal Financial Officer)
Lynne Berreman

     Signature                      Title                            Date
     ---------                      -----                            ----


/s/ David J. Callard         Director                            July 14, 2000
------------------------
Randy Petersen

/s/ Lyle R. Knight           Director                            July 14, 2000
------------------------
Lyle R. Knight

                             Director
------------------------
Thomas J. Litle

/s/ Randy Petersen           Director                            July 14, 2000
------------------------
Randy Petersen

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION                                           METHOD OF FILING
------    -----------                                           ----------------

  4.1     Form of Warrant issued to Shoreline, et al. . . . . .        (1)
  4.2     Form of Warrant issued to Schneider Securities, Inc.
          and Budd Zuckerman as placement agents in the private
          placement . . . . . . . . . . . . . . . . . . . . . .        (1)
  5       Opinion re: legality of the securities being
          registered. . . . . . . . . . . . . . . . . . . . . .        (1)
10.1      Stock Purchase Agreement between the Company and
          the investors in the private placement. . . . . . . .        (1)
10.2      Registration Rights Agreement between the
          Company and the investors in the private placement. .        (1)
23.1      Consent of Independent Public Accountants . . . . . .        (1)
23.2      Consent of Counsel. . . . . . . . . . . . . . . . . .   See Exhibit 5
24        Powers of Attorney. . . . . . . . . . . . . . . . . .   See Signature

---------------
(1)      Filed herewith.